EXHIBIT 11.1

                       COMPUTATION OF NET INCOME PER SHARE
                      (in thousands, except per share data)
                                                              Three Months Ended            Nine Months Ended
                                                                September 30,                  September 30,
                                                             --------------------         ---------------------
                                                             1997            1996          1997           1996
                                                            ------         ------         ------         ------
Primary:
    Weighted average number of common shares
      outstanding .......................................   20,900         19,836         20,441         19,368

    Common equivalent shares of restricted stock
      subject to repurchase .............................      184            338            232            421

    Common equivalent shares assuming conversion
       of stock options .................................    1,185          1,546          1,295          1,566
                                                           -------        -------        -------        -------
    Shares used in computing per share amounts ..........   22,269         21,720         21,968         21,355
                                                           =======        =======        =======        =======
    Net income ..........................................  $   293        $ 3,169        $ 3,264        $ 5,299
                                                           =======        =======        =======        =======
    Net income per share (1) ............................  $  0.01        $  0.15        $  0.15        $  0.25
                                                           =======        =======        =======        =======

(1)  There is no difference between primary and fully diluted net income per share.

                                       19